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                                                                     Exhibit 3.6

Microfilm Number 9929-262               Filed with the Department of State on
                                        April 19, 1999

Entity Number 2872662                   /s/ Kim Pizzingulli
                                        ----------------------------------------
                                              Secretary of the Commonwealth

                      ARTICLES OF INCORPORATION-FOR PROFIT
                                       OF

                     Keystone Automotive Distributors, Inc.
                     --------------------------------------
                               Name of Corporation
                      A TYPE OF CORPORATION INDICATED BELOW

Indicate type of domestic corporation:

[XX] Business-stock (15 Pa.C.S. Section 1306)

[_]  Business-nonstock (15 Pa.C.S. Section 2102)

[_]  Business-statutory close (15 Pa.C.S. Section 2303)

[_]  Cooperative (15 Pa.C.S. Section 7102)

[_]  Management (15 Pa.C.S. Section 2702)

[_]  Professional (15 Pa.C.S. Section 2903)

[_]  Insurance (15 Pa.C.S. Section 3101)

              DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)

     In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1. The name of the corporation is: Keystone Automotive Distributors, Inc.

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)  44 Tunkhannock Avenue        Exeter        PA           18643       Luzerne
   -----------------------------------------------------------------------------
     Number and Street            City          State        Zip         County

(b) c/o:
        ------------------------------------------------------------------------
          Name of Commercial Registered Office Provider                 County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 100,000 (other provisions, if any, attach 8 1/2 x 11 sheet)

5. The name and address, including number and street if any, of each Incorporator is;

     Name                               Address
     ----------------                   ----------------------------------------
     Ann B. Cianflone                   44 Tunkhannock Avenue, Exeter, PA 18643

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              DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)-2

6. The specified effective date, if any, is:   April   20    1999
                                               ---------------------------------
                                               month   day   year   hour, if any

7. Additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8. [OMITTED]

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is: n/a.

     IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 19/th/ day of April, 1999.


                                        /s/ Ann Cianflone
                                        ----------------------------------------
                                                      (Signature)


                                        ----------------------------------------
                                                      (Signature)